                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

American Realty Trust, Inc.
Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 1999, relating to the consolidated financial statements and schedules of American Realty Trust, Inc. for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP

Dallas, Texas
July 29, 1999